Exhibit 99.1

Vontier Hosts 2025 Convenience Retail Technology Showcase, Comments on Preliminary Third Quarter Results and Schedules Earnings Call

RALEIGH, N.C., October 15, 2025 – Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, will hold its 2025 Convenience Retail Technology Showcase, today, in Chicago. Presentations by company executives will begin at 9:00am ET. A simultaneous webcast of the presentation will be available on the Vontier Investor Relations website at investors.vontier.com

During the event, Vontier management team will highlight promising growth opportunities in the Convenience Retail market and demonstrate how their advanced, connected technologies will fuel future success by delivering integrated solutions that boost customer productivity and revenue.

Preliminary Third Quarter Commentary

As a part of the event, Vontier management may comment on trends and business operations through the third quarter, as such, the Company is providing preliminary third quarter results. For the third quarter 2025, the Company anticipates Sales to be slightly above the midpoint of the guidance provided on the second quarter 2025 earnings call, with Adjusted EPS near or at the high end.

Third Quarter Conference Call and Webcast Information

The Company will release its third quarter 2025 earnings results on Thursday, October 30, 2025, and will hold a conference call the same day at 8:30 a.m. ET. The call can be accessed via webcast or by dialing +1 800-549-8228, along with the conference ID: 44658. Webcast information and related conference call materials will be made available on the “Events and Presentations” section of Vontier’s investor relations website: (www.investors.vontier.com) prior to the call.

A replay of the webcast will be available at the same location shortly after the conclusion of the presentation, or by dialing +1 888-660-6264 and passcode 44658.

ABOUT VONTIER

Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

CONTACTS

INVESTOR RELATIONS:
Ryan Edelman
Vice President, Investor Relations
+1 (984) 238-1929
ryan.edelman@vontier.com

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) anticipated sales growth and anticipated adjusted net earnings per share, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, changes in U.S. and international geopolitics, including trade policies, volatility in financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental policies and regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with changes in applicable laws and regulations, risks relating to global economic, political, war or hostility, public health, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
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